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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

BLACK WARRIOR WIRELINE CORP. ANNOUNCES CHANGE OF CORPORATE NAME

WEDNESDAY, FEBRUARY 8, 2006

Columbus, Mississippi. Black Warrior Wireline Corp. (OTCB-WGSV) ("Black Warrior" or the "Company") announced today that it has changed its corporate name to Warrior Energy Services Corporation effective February 8, 2006. The new trading symbol for its common stock in the over-the-counter market is WGSV.

Mr. William L. Jenkins, President of the corporation stated, "We effected this change in our corporate name to reflect the broadening of our natural gas and oil well service activities and as a consequence of our recent acquisition of Bobcat Pressure Control, Inc."

The Company is an oil and gas service company providing services to natural gas and oil well operators primarily in the United States and in the Gulf of Mexico. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Mr. Rob McNally, Executive Vice President, at (662) 329-1047.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Such forward-looking statements relate to the Company's ability to implement its intended business strategy, which includes, among other things, the completion of its previously announced recapitalization transactions. Such statements also include the possible completion of any future business acquisition transactions. The Company cautions readers that various risk factors, including adverse developments in general economic conditions, changes in capital markets, adverse developments in the natural gas and oil industry and the natural gas and oil service sector, in particular, and weather events disrupting natural gas and oil operations could cause the Company's operating results and financial condition to differ materially from those expressed in any forward-looking statements made by the Company and could adversely affect the Company's financial condition and its ability to pursue its business strategy and plans. Readers should refer to the Company's Annual Report on Form 10-K and the risk factors disclosed therein.